UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     May 9, 2007

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

On May 9, 2007, Cano Petroleum, Inc. (“Cano”) and certain of its subsidiaries were served with a lawsuit filed by eleven landowners resulting from the grass fires that occurred in the Texas panhandle on March 12, 2006.  The suit was filed in state court in Hutchison County, Texas, seeking damages and other relief from Cano and certain of its subsidiaries.

On May 15, 2007, two new plaintiffs intervened in the lawsuit pending in Carson County, Texas that was originally filed by Southwestern Public Service Company d/b/a XCEL Energy resulting from the grass fires that occurred in the Texas panhandle on March 12, 2006.  These two individuals seek damages and other relief from Cano and certain of its subsidiaries

Due to the inherent risk of litigation, the outcome of these cases is uncertain and unpredictable; however, at this time Cano management believes that the suits are without merit, and Cano intends to vigorously defend itself.

Safe-Harbor Statement — Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Cano intends that all such statements be subject to the “safe-harbor” provisions of those Acts.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: May 17, 2007

	By:	/s/ Morris B. Smith
Morris B. Smith
Senior Vice President and Chief Financial Officer